EXHIBIT 99(b)



                     INDEPENDENT AUDITORS' REPORT


To the Board of Directors
   and Plan Administrator
Moline Paint Manufacturing Co.
Moline, Illinois


     We have audited the accompanying statement of net assets available for benefits of Moline Paint Manufacturing Co. Employees 401(k) Profit Sharing Plan as of December 31, 1993, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Moline Paint Manufacturing Co. Employees 401(k) Profit Sharing Plan as of December 31, 1993, and the changes in its net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

/s/Carpentier, Mitchell, Goddard & Company

Moline, Illinois
June 1, 1995






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